Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since the Reporting Persons' most recent filing on February 4, 2026, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
February 5, 2026	29,041	7.1860
February 6, 2026	30,678	7.3318
February 9, 2026	42,506	7.7706
February 10, 2026	27,005	7.8510
February 11, 2026	28,472	7.8773
February 12, 2026	46,016	7.4741
February 13, 2026	34,330	7.5267
February 17, 2026	45,597	7.4251
February 18, 2026	34,258	7.7516
February 19, 2026	40,942	7.8506
February 20, 2026	41,785	8.0232
February 23, 2026	29,994	8.2076
February 24, 2026	38,370	8.4300
February 25, 2026	39,786	8.6828
February 26, 2026	40,075	8.7528
February 27, 2026	56,870	9.0301
March 2, 2026	45,811	8.9373
March 3, 2026	44,927	8.2541
March 4, 2026	88,359	8.8098
March 5, 2026	61,160	8.4660
March 6, 2026	29,695	8.3563
March 9, 2026	40,000	8.1443
March 10, 2026	30,048	8.7114
March 11, 2026	20,184	8.3613
March 12, 2026	34,091	8.2922